SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [  ]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
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Nuveen Investments, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following talking points were distributed to Company supervisors on June 20, 2007.

NUVEEN INVESTMENTS TO BE ACQUIRED BY PRIVATE EQUITY GROUP LED BY
MADISON DEARBORN PARTNERS, LLC:

SUPERVISOR TALKING POINTS

•	By now you’ve heard the news/read Tim and John’s memo that Nuveen Investments, Inc. has agreed to an all-cash buyout offer from a group majority-led by Madison Dearborn Partners, LLC.

•	Let me recap this morning’s announcement.

•	The transaction reflects Nuveen Investments’ strength as a diversified, high-quality investment management firm with substantial capabilities and high-caliber professionals.
o	With a 109-year history, we have one of the best known, most highly trusted brands in the investment management industry.
o
We have a multi-boutique operating model built around a group of independent, high-quality and deeply specialized investment teams… a broad product offering, including leadership positions in closed end funds and retail managed accounts… and rapidly growing institutional and mutual fund businesses.

o	We also possess strong distribution relationships focused on serving the needs of our institutional and high-net-worth clients.

•
This transaction is a growth buyout. While it will take us from a publicly-held company to a privately-held company, we are staying the course and not changing our strategy. In fact, the transaction will help us accelerate the implementation of our strategy

o
As a private company we will have increased flexibility to invest at a faster pace – to develop new investment capabilities and products, build out our institutional and mutual fund businesses, continue to expand our leadership positions in closed end funds and retail managed accounts and enhance our investment teams, client service teams and operational infrastructure.

•
This transaction is about opportunity for our organization and for you. This transaction is not driven by operating synergies or cost reductions: there are no such anticipated savings, changes in employee compensation or benefits or personnel changes as part of this transaction. This transaction actually creates a unique opportunity to accelerate our investments in the business.

•
The growth buyout is valued at $6.3 billion and is anticipated to be completed by the end of the year, subject to customary conditions. And while Nuveen Investments will be more leveraged, we believe this leverage is completely manageable.

•	We are excited about our new equity investors, who can assist us in many ways
o
Madison Dearborn has a history of providing support for growing companies such as ours and is very committed to our strategy, operating model and people. Teamed with them, we’ll have a marquee partner with institutional relationships and enhanced access to business development capabilities and capital, all of which will enhance our ability to grow organically and through acquisitions.

o	The other equity partners participating in this transaction are our long-term business partners and have a deep knowledge of our business.

•	The management team that developed and implemented our successful strategies will remain in place to take Nuveen Investments through its next phase of development.
o
Effective July 1, John Amboian, Nuveen Investments’ President and Director since 1999, will succeed Tim Schwertfeger as chief executive officer. Tim will become the non-executive chairman of the Nuveen Investments corporate board and will remain the chairman of the Nuveen Investments fund board. He will continue to help shape Nuveen Investments’ strategic development.

o
Tim has been with Nuveen Investments for 30 years and played a fundamental role in creating the firm as it is today. He has built a deep and talented team across Nuveen and this transaction is a natural point to begin the transition to the next generation of management.

o	The management team supports the growth buyout and is expected to have an ownership interest under the new structure.
o	There are no planned key executive departures as a result of this transaction.

•	There are a lot of benefits to this transaction:
o	We are entering a new era of long—term growth and development.
o	We believe this new ownership structure will help us attract and retain the most talented executives and investment managers in the industry.
o
Nuveen Investments stockholders will receive $65.00 in cash for each share of Nuveen Investments common stock they own, representing a premium of 20 percent over the closing price of Nuveen Investments’ shares on June 19, 2007, and a 26 percent premium to the 90-day average closing price of $51.56. The offer also represents a 16 percent premium to Nuveen Investments’ all-time, intra-day high of $56.20, which it reached on January 11, 2007.

o	And we remain committed to meeting the needs of our institutional and high-net-worth clients and the consultants and advisors who serve them.

•	More information is on our intranet and our Web site and we’ll provide updates as events warrant.

# # #

IMPORTANT LEGAL INFORMATION

Nuveen Investments, Inc. (Nuveen) intends to file with the SEC a proxy statement and other related documents regarding the proposed transaction described in this communication.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NUVEEN, THE PROPOSED TRANSACTION AND RELATED MATTERS.  A definitive proxy statement will be sent to holders of Nuveen’s common stock seeking their approval of the proposed transaction.  This communication is not a solicitation of a proxy from any security holder of Nuveen.

Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website at www.sec.gov.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, Attention of Corporate Secretary.

Nuveen, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of  proxies in respect of the proposed transaction.  Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Nuveen’s common stock.  Information regarding Nuveen’s directors and executive officers is available in the proxy statement filed with the SEC by Nuveen on April 6, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC.